                                                                   EXHIBIT: 10.6

                                                                  EXECUTION COPY

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                       PARTNERSHIP INTEREST SALE AGREEMENT

                                      among

                             TIME WARNER CABLE INC.,

                              AOL TIME WARNER INC.,

                               COMCAST CORPORATION

                                       and

                              TWE HOLDINGS I TRUST

                              Dated: March 31, 2003

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                                TABLE OF CONTENTS

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                                                                         Page
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
1.       Definitions...................................................    1

2.       Trust Disposition Rights......................................    5

3.       Appraisal Right...............................................    5

4.       Sale Right....................................................    8

5.       Provisions Relating to Common Stock...........................   11

6.       Miscellaneous.................................................   12

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                       PARTNERSHIP INTEREST SALE AGREEMENT

                  PARTNERSHIP INTEREST SALE AGREEMENT (this "Agreement"), dated March 31, 2003, among Time Warner Cable Inc., a Delaware corporation (formerly named MOTH Holdings, Inc., the "Company"), AOL Time Warner Inc., a Delaware corporation ("AOLTW"), TWE Holdings I Trust, a Delaware statutory trust ("Trust I"), and, solely for the purposes of Section 6(c) hereof, Comcast Corporation, a Pennsylvania corporation (formerly named AT&T Comcast Corporation, "Comcast").

                  WHEREAS, effective as of and in consideration of the closing of the transactions contemplated by the Restructuring Agreement, dated as of August 20, 2002 (as amended, the "Restructuring Agreement"), by and among the Company, AOLTW, Comcast and the other parties thereto, the parties wish to provide for certain rights with respect to the Disposition (as defined below) of the partnership interest (the "Partnership Interest") held by Trust I or any other Trust I Partner (as defined below) in Time Warner Entertainment Company, L.P. ("TWE");

                  WHEREAS, pursuant to the Amended and Restated Agreement of Limited Partnership of TWE, dated the date hereof (as amended, the "Partnership Agreement"), a Trust I Partner may Dispose of all or any portion of its Partnership Interest only in a Pre-Transfer Date Permitted Transfer (as defined in the Partnership Agreement) or, from and after the Transfer Date (as defined below), in a Permitted Transfer (as defined below); and

                  WHEREAS, a Disposition in accordance with this Agreement constitutes a Permitted Transfer.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AAA" has the meaning set forth in Section 3(d)(ii).

                  "Acquisition" has the meaning set forth in the Restructuring Agreement.

                  "Affiliate" has the meaning set forth in the Partnership Agreement.

                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "AOLTW" has the meaning set forth in the preamble.

                  "AOLTW Common Stock" means the common stock, par value $0.01 per share, of AOLTW, or any class of common stock of AOLTW into which such common stock is recapitalized.

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                                                                               2

                  "AOLTW Exercise Notice" has the meaning set forth in Section 3(b).

                  "AOLTW Matching Notice" has the meaning set forth in Section 4(d).

                  "AOLTW Matching Period" has the meaning set forth in Section 4(d).

                  "AOLTW Matching Price" has the meaning set forth in Section 4(d).

                  "AOLTW Matching Right" has the meaning set forth in Section 4(d).

                  "AOLTW Option" has the meaning set forth in Section 3(b).

                  "AOLTW Option Period" has the meaning set forth in Section
3(b).

                  "AOLTW Purchase Price" has the meaning set forth in Section 3(b).

                  "Appraisal Notice" has the meaning set forth in Section 3(a).

                  "Appraisal Right" has the meaning set forth in Section 3(a).

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

                  "Comcast" has the meaning set forth in the preamble.

                  "Company" has the meaning set forth in the preamble.

                  "Company Matching Notice" has the meaning set forth in Section 4(e).

                  "Company Matching Period" has the meaning set forth in Section 4(e).

                  "Company Matching Price" has the meaning set forth in Section 4(e).

                  "Company Matching Right" has the meaning set forth in Section 4(e).

                  "Company Purchase Price" has the meaning set forth in Section 3(c).

                  "Disposition" has the meaning set forth in the Restructuring Agreement

                  "Investment Banking Firm" means an investment banking firm of national reputation.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                  "NYSE" means the New York Stock Exchange.

                  "Offered Interest" has the meaning set forth in Section 3(a).

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                                                                               3

                  "Offered Interest FMV" has the meaning set forth in Section 3(d).

                  "Partnership Agreement" has the meaning set forth in the recitals.

                  "Partnership Interest" has the meaning set forth in the recitals.

                  "Permitted Transfer" has the meaning set forth in the Partnership Agreement.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization, including a government entity or any department, agency or political subdivision thereof.

                  "Prohibited Activity" means, with respect to any Valuation
Period: (a) any Acquisition or Disposition, in open market transactions, private transactions, or otherwise, during the period beginning on (and including) the first day of the Valuation Period and ending on (and including) the last day of the Valuation Period, of (i) any shares of AOLTW Common Stock or Time Warner Cable Common Equity, as applicable (i.e., if the applicable shares are to be delivered in full or partial satisfaction of the purchase price), or (ii) any securities convertible into or exchangeable for or derivative of shares of AOLTW Common Stock or Time Warner Cable Common Equity, as applicable (other than, in each case, (A) shares (including restricted shares) or options to acquire shares issued to or Acquired by directors, officers, employees or consultants pursuant to any existing employee benefit plan of AOLTW or any of its Subsidiaries, the AOL Time Warner Inc. 2003 Stock Incentive Plan, any employee benefit plan assumed by AOLTW or any of its Subsidiaries in connection with the acquisition of a business, or any employee benefit plan of the Company or any of its Subsidiaries, (B) sales or other Dispositions of shares by directors, officers or employees, (C) shares Acquired or Disposed of in the ordinary course of business pursuant to the ISDA Master Agreement, dated as of February 11, 2002, between Merrill Lynch International and TWE or any Transactions (as defined therein) or (D) shares Acquired or Disposed of in the ordinary course of business pursuant to the ISDA Master Agreement, dated as of February 11, 2002, between Merrill Lynch International and AOLTW or any Transactions (as defined therein)), in each of clauses (C) and (D), in connection with prepaid forward contracts relating to AOLTW or TWE deferred compensation plans), or (b) any other action taken intentionally for the purpose of manipulating the price of AOLTW Common Stock or Time Warner Cable Common Equity, as applicable, during the Valuation Period.

                  "Prospective Purchaser" has the meaning set forth in Section 4(b).

                  "Restructuring Agreement" has the meaning set forth in the recitals.

                  "Sale Notice" has the meaning set forth in Section 4(b).

                  "Sale Price" has the meaning set forth in Section 4(b).

                  "Sale Right" has the meaning set forth in Section 4(a).

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                                                                               4

                  "Selling Partner" has the meaning set forth in Section 2.

                  "Stock Election Notice" has the meaning set forth in Section 5(a).

                  "Subsidiary" has the meaning set forth in the Partnership Agreement.

                  "Time Warner Cable Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company, or any class of common stock into which such common stock is recapitalized.

                  "Time Warner Cable Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company, or any class of common stock into which such common stock is recapitalized.

                  "Time Warner Cable Common Equity" means Time Warner Cable Common Stock and Time Warner Cable Class B Common Stock.

                  "Trading Day" has the meaning set forth in Section 5(c).

                  "Trading Value" has the meaning set forth in Section 5(c).

                  "Transfer Date" means the second anniversary of the date hereof.

                  "Trust I" has the meaning set forth in the preamble.

                  "Trust II" has the meaning set forth in Section 5(a).

                  "Trust I Partner" has the meaning set forth in the Partnership Agreement.

                  "TWE" has the meaning set forth in the recitals.

                  "Valuation Period" means the period beginning on (and including) the day that is seventeen (17) Trading Days prior to the closing of any Disposition of an Offered Interest pursuant to Section 3 or 4 hereof with respect to which AOLTW and/or the Company has delivered a Stock Election Notice, and ending on (and including) the day that is two (2) Trading Days prior to such closing.

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                                                                               5

                  2. Trust Disposition Rights. Following the Transfer Date, if any Trust I Partner (any such Trust I Partner, a "Selling Partner") wishes to Dispose of all or any portion of its Partnership Interest in accordance with this Agreement, it shall effectuate such Disposition by exercising either its Appraisal Right (as defined in Section 3(a)) or its Sale Right (as defined in Section 4(a)); provided that (a) no Selling Partner shall be entitled to exercise any Appraisal Right or Sale Right in respect of any Offered Interest (as defined below) while it is pursuing its Sale Right or Appraisal Right, respectively, in respect of such Offered Interest or its Appraisal Right or Sale Right in respect of any other Offered Interest and (b) any Disposition must comply with Section 3.1 of the Partnership Agreement. Prior to the Transfer Date, except as provided in the second proviso to Section 3.1(a) of the Partnership Agreement, no Trust I Partner shall enter into an agreement to Dispose of all or any portion of its Partnership Interest.

                  3.       Appraisal Right.

                                    (a)      Following the Transfer Date, the
Selling Partner shall have the right (the "Appraisal Right") to Dispose of all or any portion of its Partnership Interest (the "Offered Interest") pursuant to this Section 3 by delivery of written notice (the "Appraisal Notice") to AOLTW and the Company (it being understood that no such notice may be delivered prior to the Transfer Date).

                                    (b)      For a period of fifteen (15) days
after receipt of the Appraisal Notice (the "AOLTW Option Period"), AOLTW shall have the right (the "AOLTW Option") but not the obligation to elect to purchase all or any portion of the Offered Interest at a purchase price (the "AOLTW Purchase Price") equal to (x) the percentage of the Offered Interest AOLTW proposes to purchase multiplied by (y) the Offered Interest FMV (as defined in Section 3(d) below). The AOLTW Option shall be exercisable by giving written notice (the "AOLTW Exercise Notice") of the exercise thereof, prior to the expiration of the AOLTW Option Period, to the Selling Partner, with a copy to the Company, which notice shall state the portion of the Offered Interest to be purchased by AOLTW. Upon delivery of the AOLTW Exercise Notice, AOLTW shall be obligated to purchase, and the Selling Partner shall be obligated to sell, the Offered Interest specified in the AOLTW Exercise Notice for the AOLTW Purchase Price. The failure of AOLTW to respond within the AOLTW Option Period shall be deemed to be an election by AOLTW not to purchase any of the Offered Interest and shall be a waiver of the AOLTW Option; provided that AOLTW may elect not to purchase the Offered Interest and to waive its rights under this Section 3(b) prior to the expiration of the AOLTW Option Period by giving written notice to the Selling Partner, with a copy to the Company.

                                    (c)      If AOLTW does not elect to purchase
all of the Offered Interest, then the Company shall be obligated to purchase, and the Selling Partner shall be obligated to sell, the remaining portion of the Offered Interest for a purchase price (the "Company Purchase Price") equal to
(x) the percentage of the Offered Interest not purchased by AOLTW multiplied by
(y) the Offered Interest FMV.

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                                                                               6

                                    (d)      The "Offered Interest FMV" shall be
determined as follows:

                                             (i)      Upon delivery of an
Appraisal Notice, the Selling Partner shall, by written notice to the Company, designate an Investment Banking Firm to prepare a valuation of the Offered Interest. Within five (5) days of delivery of the Appraisal Notice, the Company shall, by written notice to the Selling Partner, designate a second Investment Banking Firm to prepare a valuation of the Offered Interest; provided that if the Company fails to designate an Investment Banking Firm within such 5-day period, the Investment Banking Firm selected by the Selling Partner shall determine the Offered Interest FMV, without regard to the remainder of this
Section 3(d), in accordance with the guidelines set forth on Exhibit A.

                                             (ii)     Within ten (10) days
following the designation by the Company of the second Investment Banking Firm pursuant to Section 3(d)(i), if such second Investment Banking Firm has been so designated, the two Investment Banking Firms shall select a third Investment Banking Firm and the Selling Partner and the Company shall engage such third Investment Banking Firm on reasonable and customary terms. If the two Investment Banking Firms are unable to agree on the identity of a third Investment Banking Firm within such 10-day period, or the Selling Partner and the Company are unable to agree as to the terms of engagement for such firm within such period, then either the Selling Partner or the Company may refer the matter to the American Arbitration Association (the "AAA") which shall select such third Investment Banking Firm, and establish the terms of engagement of such firm, within fifteen (15) days following such request; provided that all parties shall be given notice of such referral and afforded the opportunity to participate in any presentations to be made to the AAA. The firm selected by the AAA shall not derive a material portion of its revenues from the Selling Partner, the Company or any of their respective Affiliates, shall have experience in valuing companies engaged in the same business then engaged in by TWE and shall be engaged on reasonable and customary terms.

                                             (iii)    No later than thirty (30)
days following the delivery of the Appraisal Notice, the Investment Banking Firm selected by the Selling Partner and the Investment Banking Firm selected by the Company shall simultaneously disclose to each other their respective determinations of the fair market value of the Offered Interest, each of which shall be prepared in accordance with the guidelines set forth in Exhibit A; provided that if either Investment Banking Firm is not prepared to disclose its valuation on such day, the valuation of the Investment Banking Firm that is so prepared shall be the Offered Interest FMV. If the amount of the higher of the values determined by the two Investment Banking Firms is no more than 110% of the lower value, such values will be averaged and such average shall be the Offered Interest FMV. If the amount of the higher of the values determined by the two Investment Banking Firms is more than 110% of the lower value, then on a day no later than forty (40) days after the delivery of the Appraisal Notice, each of the two Investment Banking Firms will make a presentation to the third Investment Banking Firm, regarding the methodology and conclusions used by it in arriving at its valuation. Each party and such party's

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                                                                               7

Investment Banking Firm shall be entitled to attend the presentation of the other party's Investment Banking Firm. Within five (5) days following the presentations, the third Investment Banking Firm shall determine which valuation more accurately reflects the value of the Offered Interest, and such valuation shall be the Offered Interest FMV and shall be final and binding upon the parties.

                                             (iv)     Each party will pay the
fees and expenses of the Investment Banking Firm it selects and 50% of the fees and expenses of the third Investment Banking Firm. If the parties are unable to agree on the fees payable to the third Investment Banking Firm, the fees shall be set by the AAA and the parties shall each be liable for 50% of such fees.

                                    (e)      The Company will supply, subject to
the recipients entering into customary confidentiality agreements, the following information regarding TWE and the Company to the Investment Banking Firms and to the Selling Partner within fifteen (15) days of delivery of the Appraisal Notice (except that information to be provided pursuant to a request under "(4)" below shall be provided as soon as reasonably practicable after the date of such request): (1) 3 years of historical financial statements, (2) current year interim quarterly financial statements, (3) certain operating statistics (e.g. subscribers, homes passed, rebuild status) and (4) other due diligence items that any appraiser may reasonably request (but, with respect to (4), only to the extent such information exists or is readily available within the relevant time period). In addition to such information, if, upon the delivery of an Appraisal Notice, the Selling Partner elects in writing to have the Company prepare projections for the Company and TWE for the then-current fiscal year and one (1) prospective year, then the Company shall have sixty (60) days to deliver such projections to the Investment Banking Firms and to the Selling Partner and the 30-day and 40-day time periods set forth in Section 3(d)(iii) shall be adjusted to 75-day and 85-day periods, respectively; provided that unless the Selling Partner so elects to have the Company prepare projections for the Company and TWE as described in this sentence, then none of the Investment Banking Firms shall utilize projections in determining the value of the Offered Interest, other than projections that have previously been made available (by the Company, analysts or otherwise) to the general public (to the extent that such projections are relevant). The Company shall make its executive officers available for due diligence sessions, as reasonably requested.

                                    (f)      The consummation of any purchase of
the Offered Interest by AOLTW and/or the Company pursuant to this Section 3 shall be held at a single closing at the executive office of the Company at 11:00 a.m., local time, on a Business Day within 30 days following the determination of the Offered Interest FMV pursuant to Section 3(d) (upon at least five (5) days' notice to the Selling Partner); provided that such period shall be extended for 90 additional days, or such shorter period of time, as shall be necessary in order to obtain requisite governmental or regulatory approvals with respect to such transaction (which the parties shall use their respective commercially reasonable efforts to obtain as promptly as practicable), or as provided in Section 5(a); and provided further, that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing, AOLTW and/or the

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                                                                               8

Company shall, severally (with respect to itself) and not jointly, pay to the Selling Partner the AOLTW Purchase Price and/or the Company Purchase Price, as applicable, in respect of the portion of the Offered Interest to be purchased by such party in any combination of (x) cash, which shall be payable by wire transfer of immediately available funds, and (y) validly issued, fully paid and non-assessable shares of AOLTW Common Stock (in the case of the AOLTW Purchase Price) or Time Warner Cable Common Stock (in the case of the Company Purchase Price) (the fair market value of which will be determined pursuant to Section 5 below) pursuant to such instruments as may be reasonably necessary to deliver the AOLTW Common Stock or Time Warner Cable Common Stock, as applicable, and in appropriate form for transfer, free and clear of any lien or other encumbrance, and the Selling Partner shall, pursuant to such instruments as may be reasonably necessary, deliver to AOLTW and/or the Company, as applicable, the Offered Interest to be sold at such closing, in appropriate form for transfer, free and clear of any lien or other encumbrance.

                  4.       Sale Right.

                                    (a)      Following the Transfer Date, the
Selling Partner shall have the right (the "Sale Right") to Dispose of all or any portion of its Offered Interest to any Person pursuant to this Section 4, so long as the Selling Partner first complies with clauses (b) through (h) below.

                                    (b)      The Selling Partner shall give
written notice (the "Sale Notice") to AOLTW and the Company (it being understood that no such notice may be delivered prior to the Transfer Date), which Sale Notice shall state (i) the name of the Person (the "Prospective Purchaser") to whom the Selling Partner wishes to Dispose of such Offered Interest, and, if such Prospective Purchaser is a Subsidiary of another Person, the name of the Ultimate Parent (as defined in the Partnership Agreement) of such Prospective Purchaser, neither of which Persons may be an Affiliate of, or otherwise acting in concert to circumvent the provisions of this Section 4 with, the Selling Partner (ii) the price to be paid for such Offered Interest (the "Sale Price"), which price must be payable in cash upon consummation of such Disposition, (iii) the date on which such Disposition is scheduled to occur and (iv) that the offer of the Prospective Purchaser was made after the Transfer Date and has been accepted by the Selling Partner subject to the rights of AOLTW and the Company contained in this Agreement.

                                    (c)      The Sale Notice shall be
accompanied by a certificate of the Prospective Purchaser (and, if such Prospective Purchaser is a Subsidiary of another Person, then also a certificate of the Ultimate Parent of such Prospective Purchaser) stating that (i) its offer to purchase the Offered Interest has been approved by its board of directors (or, if such Person is not a corporation, the equivalent), (ii) the description of its offer contained in the Sale Notice is complete and accurate in accordance with the requirements of this Section 4, (iii) adequate financing arrangements have been, or are reasonably expected to be, secured in respect of its offer,
(iv) its offer is reasonably capable of being consummated and that there are no significant regulatory impediments to such consummation (other than any required regulatory approval

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                                                                               9

disclosed in the Sale Notice) and (v) it is aware of the rights of AOLTW and the Company contained in this Agreement and that it is not an Affiliate of, or otherwise acting in concert to circumvent the provisions of this Section 4 with, the Selling Partner.

                                    (d)      For a period of fifteen (15) days
after receipt of the Sale Notice and the certificate required by Section 4(c) above (the "AOLTW Matching Period"), AOLTW shall have the right (the "AOLTW Matching Right") but not the obligation to elect to purchase all or any portion of the Offered Interest at a purchase price (the "AOLTW Matching Price") equal to (x) the percentage of the Offered Interest AOLTW proposes to purchase multiplied by (y) the Sale Price. The AOLTW Matching Right shall be exercisable by giving written notice (the "AOLTW Matching Notice") of the exercise thereof, prior to the expiration of the AOLTW Matching Period, to the Selling Partner, with a copy to the Company, which notice shall state the portion of the Offered Interest to be purchased by AOLTW. Upon delivery of the AOLTW Matching Notice, subject to Section 4(f) below, AOLTW shall be obligated to purchase, and the Selling Partner shall be obligated to sell, the Offered Interest specified in the AOLTW Matching Notice at the AOLTW Matching Price and upon the terms and conditions set forth in the Sale Notice, except that AOLTW (or any Affiliate thereof) shall be entitled to pay all or any portion of the AOLTW Matching Price in shares of AOLTW Common Stock as provided in Section 5 below. The failure of AOLTW to respond within the AOLTW Matching Period shall be deemed to be an election by AOLTW not to purchase any of the Offered Interest and shall be a waiver of the AOLTW Matching Right; provided that AOLTW may elect not to purchase the Offered Interest and to waive its rights under this Section 4(d) prior to the expiration of the AOLTW Matching Period by giving written notice to the Selling Partner, with a copy to the Company.

                                    (e)      If AOLTW does not elect to purchase
all of the Offered Interest, then for a period of five (5) days after the earlier to occur of (a) the expiration of the AOLTW Matching Period and (b) the receipt of the AOLTW Matching Notice (or written notice from AOLTW of its waiver of the AOLTW Matching Right) (the "Company Matching Period"), the Company shall have the right (the "Company Matching Right") but not the obligation to elect to purchase all but not less than all of the remaining Offered Interest at a purchase price (the "Company Matching Price") equal to (x) the percentage of the Offered Interest not purchased by AOLTW multiplied by (y) the Sale Price. The Company Matching Right shall be exercisable by giving written notice (the "Company Matching Notice") of the exercise thereof, prior to the expiration of the Company Matching Period, to the Selling Partner. Upon delivery of the Company Matching Notice, the Company shall be obligated to purchase, and the Selling Partner shall be obligated to sell, all of such remaining Offered Interest for the Company Matching Price and upon the terms and conditions set forth in the Sale Notice, except that the Company (or any Affiliate thereof) shall be entitled to pay all or any portion of the Company Matching Price in shares of Time Warner Cable Common Stock as provided in Section 5 below. The failure of the Company to respond within the Company Matching Period shall be deemed to be an election by the Company not to purchase the remaining Offered Interest and shall be deemed to be a waiver of the Company Matching Right; provided that the Company may waive its rights under this Section 4(e) prior to the

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                                                                              10

expiration of the Company Matching Period by giving written notice to the Selling Partner.

                                    (f)      If AOLTW and the Company
(individually or in the aggregate) do not elect to purchase all of the Offered Interest pursuant to Sections 4(d) and 4(e) above, the Selling Partner shall have the right to Dispose of all but not less than all of the Offered Interest to the Prospective Purchaser upon terms and conditions that are no more favorable to the Prospective Purchaser with respect to the Offered Interest than those contained in the Sale Notice; provided that such sale is bona fide and made within 45 days after the date of the expiration of the Company Matching Period (as such may be extended for 90 additional days, or such shorter period of time, as shall be necessary in order to obtain requisite governmental or regulatory approvals with respect to such transaction). Upon closing of any such Disposition, the Prospective Purchaser shall succeed to all of the rights and be subject to all of the obligations of the Selling Partner under this Agreement (including, without limitation, Sections 3 and 4 hereof) and the Partnership Agreement.

                                    (g)      The consummation of any purchase of
the Offered Interest by AOLTW and/or the Company pursuant to this Section 4 shall be held at a single closing at the executive office of the Company at 11:00 a.m., local time, on a Business Day within 30 days following the delivery of the Company Matching Notice (upon at least five (5) days' notice to the Selling Partner); provided that such period shall be extended for 90 additional days, or such shorter period of time, as shall be necessary in order to obtain requisite governmental or regulatory approvals with respect to such transaction (which the parties shall use their respective commercially reasonable efforts to obtain as promptly as practicable), or as provided in Section 5(a); and provided, further, that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing, AOLTW and/or the Company shall, severally (with respect to itself) and not jointly, pay to the Selling Partner the AOLTW Matching Price and/or the Company Matching Price in respect of the portion of the Offered Interest to be purchased by such party in any combination of (x) cash, which shall be payable by wire transfer of immediately available funds, and (y) validly issued, fully paid and non-assessable shares of AOLTW Common Stock (in the case of the AOLTW Matching Price) or Time Warner Cable Common Stock (in the case of the Company Matching Price) (the fair market value of which will be determined pursuant to Section 5 below) pursuant to such instruments as may be reasonably necessary to deliver the AOLTW Common Stock or Time Warner Cable Common Stock, as applicable, and in appropriate form for transfer, free and clear of any lien or other encumbrance, and the Selling Partner shall, pursuant to such instruments as may be reasonably necessary, deliver to AOLTW and/or the Company, as applicable, the Offered Interest to be sold at such closing, in appropriate form for transfer, free and clear of any lien or other encumbrance.

                                    (h)      If the Selling Partner does not
complete the sale of all of the Offered Interest to (x) a Prospective Purchaser in accordance with the time period specified in Section 4(f) above (or affirmatively waives the right to complete such sale, in writing, prior to the expiration of such period) or (y) AOLTW and/or the

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                                                                              11

Company in the time period specified in Section 4(g) above (other than as a result of a breach by AOLTW or the Company of such party's obligations under this Section 4), then in each case, the provisions of this Section 4 shall again be applicable and the Selling Partner shall again be permitted to elect to exercise either its Appraisal Right or its Sale Right with respect to any Offered Interest, as provided in Section 2; provided, that in the case of a failure to complete a sale to a Prospective Purchaser (other than as a result of a breach by AOLTW or the Company of such party's obligations under this Section
4), such Selling Partner shall not be entitled to exercise its Sale Right or Appraisal Right until sixty (60) days after the expiration of the 45-day period referred to in Section 4(f) (or such longer period to which such 45-day period has been extended pursuant to Section 4(f)); provided, further, that if the Selling Partner has waived its right to complete the sale to a Prospective Purchaser pursuant to clause (x) above, such 60-day period shall commence on the date of such waiver.

                  5.       Provisions Relating to Common Stock.

                                    (a)      If any portion of the purchase
price payable by AOLTW or the Company pursuant to Section 3 or 4 is to be paid in shares of AOLTW Common Stock or Time Warner Cable Common Stock, as applicable, then (x) the fair market value of such shares shall be deemed to be equal to the average (rounded to the nearest 1/10,000) of the Trading Values (as defined below) of a share of AOLTW Common Stock or Time Warner Cable Common Stock, as applicable, for each of the fifteen (15) consecutive Trading Days ending two (2) Trading Days prior to the applicable closing date, (y) any shares of Time Warner Cable Common Stock received by the Selling Partner shall, after they are issued to such Selling Partner, be deemed to be "Registrable Securities" held by TWE Holdings II Trust, a Delaware statutory trust ("Trust II") (or its permitted transferee), under the Registration Rights Agreement, dated the date hereof, among the Company, AOLTW and Trust II (provided that, if such Selling Partner is not then a party to such Agreement, such shares shall only be deemed to be Registrable Securities if Trust II agrees to transfer all or a portion of its right thereunder to such Selling Partner and such Selling Partner agrees to be bound by the terms and conditions of such agreement) and
(z) any shares of AOLTW Common Stock received by the Selling Partner shall, after they are issued to such Selling Partner, have registration rights substantially identical to the rights of Trust II (or its permitted transferee) under the Registration Rights Agreement, dated as of August 20, 2002, as amended, between AOLTW and Trust II (as assignee of Comcast of Georgia, Inc. (formerly named MediaOne of Colorado, Inc.), a Colorado corporation); provided that promptly upon exercise by AOLTW of any right to use AOLTW Common Stock as a portion of the purchase price pursuant to Section 3 or 4, AOLTW will use all commercially reasonable efforts to have a "shelf" registration statement declared effective as of the date the AOLTW Common Stock is delivered pursuant hereto or as promptly thereafter as practicable. Notwithstanding anything to the contrary in this Agreement, no shares of AOLTW Common Stock or Time Warner Cable Common Stock, as applicable, may be delivered in full or partial satisfaction of any purchase price payable pursuant to Section 3 or Section 4, (A) if shares of such class are not then admitted for trading on the NYSE or for quotation on NASDAQ or (B) if AOLTW and/or the Company, as applicable, has not delivered to the Selling Partner written notice (a "Stock Election Notice") setting forth (i) such party's election (which election shall be irrevocable) to deliver such shares in full or partial satisfaction of any such purchase price (which Stock Election Notice shall specify what portion of the purchase price will be satisfied in shares) and (ii) the closing date designated for the closing of such purchase, which closing date
(x) shall comply with the requirements of Section 3(f) or 4(g), as applicable and (y) shall be no fewer than twenty (20) Trading Days subsequent to the date of such Stock Election Notice; provided that if, as a result of events subsequent to the delivery of the Stock Election Notice the number of Trading Days between the date of delivery of a Stock Election Notice and the date of closing set forth in such Stock Election Notice is fewer than twenty (20), such closing date shall be extended to the extent necessary such that there are no fewer than twenty (20) Trading Days between the date of such delivery and such closing date.

                                    (b)      The parties hereto shall not, and
shall cause their respective Affiliates, agents and representatives not to, engage in, announce an intention to engage in, or act in concert with any Person to engage in, a Prohibited Activity.

                                    (c)      For the purposes of this Agreement,
(x) the term "Trading Value" means, with respect to any AOLTW Common Stock or Time Warner Cable Common Stock on any given Trading Day, the volume weighted trading price (rounded to the nearest 1/10,000) of such security on the NYSE or NASDAQ, as applicable, as reported by Bloomberg Financial Markets (or such other source as the Selling Partner and the Company shall agree) for that Trading Day, and (y) the term "Trading Day" means any day on which shares of AOLTW Common Stock or Time Warner Cable Common Stock, as applicable, are traded on the NYSE or NASDAQ, as applicable.

                  6.       Miscellaneous.

                                    (a)      Notices. All notices, demands or
other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

if to AOLTW or the Company, to:              75 Rockefeller Plaza
                                             New York, New York  10019
                                             Attention: Executive Vice
                                                        President, General
                                                        Counsel and Secretary
                                             Fax:       (212) 258-3172

                                              With a copy to:

                                              Paul, Weiss, Rifkind, Wharton &
                                              Garrison LLP
                                              1285 Avenue of the Americas
                                              New York, NY  10019
                                              Attention:   Robert B. Schumer
                                              Fax:         (212) 757-3990

if to Trust I, to:                            TWE Holdings I Trust
                                              c/o Edith E. Holiday
                                              801 West Street
                                              2nd Floor
                                              Wilmington, DE  19801
                                              Fax:         (302) 428-1410

                                              With a copy to:

                                              Sullivan & Cromwell LLP
                                              125 Broad Street
                                              New York, NY  10004
                                              Attention:   James C. Morphy, Esq.
                                              Fax:         (212) 588-3588

                                              And a copy to:

                                              Potter Anderson & Corroon LLP
                                              Hercules Plaza, 1313 N. Market
                                              Street P.O. Box 951
                                              Wilmington, Delaware 19899-0951
                                              Attention: Leonard S. Togman
                                              Fax: (302) 658-1192

                                              And a copy to:

                                              Comcast Corporation
                                              1500 Market Street
                                              Philadelphia, PA 19102
                                              Attention:   General Counsel
                                              Fax:         (215) 981-7794

                                              And a copy to:

                                              Davis Polk & Wardwell
                                              450 Lexington Avenue
                                              New York, New York  10017
                                              Attention:   Dennis S. Hersch
                                                           William L. Taylor
                                              Fax:         (212) 450-4800
if to Comcast, to:                            Comcast Corporation
                                              1500 Market Street
                                              Philadelphia, PA 19102
                                              Attention:   General Counsel
                                              Fax:         (215) 981-7794

                                              With a copy to:

                                              Davis Polk & Wardwell
                                              450 Lexington Avenue
                                              New York, New York  10017
                                              Attention:   Dennis S. Hersch
                                                           William L. Taylor
                                              Fax:         (212) 450-4800

or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                                    (b)      Successors and Assigns. The
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign, delegate or transfer any of its rights or obligations hereunder without the consent of the other parties hereto; provided, further, that if any Trust I Partner transfers all or any portion of its Partnership Interest to any other Person in accordance with the Partnership Agreement, the rights and obligations of such Trust I Partner under this Agreement, to the extent relating to and in the proportion of the Partnership Interest transferred, shall be assigned to and assumed by such transferee.

                                    (c)      Covenant of Comcast. Comcast shall
cause (i) any Prospective Purchaser and any Trust I Partner (and any direct or indirect transferee thereof) to whom all or any portion of the Trust I Partnership Interest (as defined in the Partnership Agreement) is transferred to deliver an agreement, in form and substance reasonably satisfactory to AOLTW and the Company, to the Company and AOLTW agreeing to be bound by and entitled to the benefits of the terms and conditions of this Agreement and the Partnership Agreement and (ii) for so long as such Person (and any direct or indirect transferee thereof) is an Affiliate of Comcast, Trust I and any other Trust I Partner to comply with all of the obligations of such Trust I Partner hereunder.

                                    (d)      Amendment and Waiver.

                                             (i)      Any amendment, supplement
or modification of or to any provision of this Agreement, any waiver of any provision of this

Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the Company, (ii) AOLTW, (iii) the Trust I Partners holding a majority of the Trust I Partnership Interest, and (iv) with respect to any amendment, supplement or modification of, or of any defined term used in,
Section 6(c) of this Agreement, Comcast. Any such amendment, supplement, modification, waiver or consent shall be binding upon all of the parties hereto.

                                             (ii)     No failure or delay on the
part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided for herein are cumulative and are not exclusive of any rights and remedies that may be available to the parties hereto at law, in equity or otherwise.

                                    (e)      Counterparts; Effectiveness. This
Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                                    (f)      Headings. The headings in this
Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                    (g)      GOVERNING LAW. THIS AGREEMENT SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                                    (h)      Jurisdiction. Any suit, action or
proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any such court.

                                    (i)      WAIVER OF JURY TRIAL. EACH OF THE
PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                    (j)      Severability. If any term,
provision, covenant or restriction of this Agreement is determined by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

                                    (k)      Specific Performance. The parties
hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity.

                                    (l)      Rules of Construction. Unless the
context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                                    (m)      Entire Agreement. This Agreement
(together with the Partnership Agreement) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

                                    (n)      Further Assurances. Each of the
parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Partnership Interest Sale Agreement on the date first written above; provided, however, Comcast is a party to this Agreement solely for purposes of being bound by Section 6(c) hereof.

                                    TIME WARNER CABLE INC.

                                    By:       /s/ Marc J. Apfelbaum
                                       -----------------------------------------
                                       Name:  Marc J. Apfelbaum
                                       Title: Executive Vice President, General
                                       Counsel & Secretary

                                    AOL TIME WARNER INC.

                                    By:       /s/ Spencer B. Hays
                                       -----------------------------------------
                                       Name:  Spencer B. Hays
                                       Title: Senior Vice President

                                    TWE HOLDINGS I TRUST

                                    By:       /s/ Edith E. Holiday
                                       -----------------------------------------
                                       Name:  Edith E. Holiday, solely in her
                                              capacity as operating trustee

                                    COMCAST CORPORATION

                                    By:       /s/ Robert S. Pick
                                       -----------------------------------------
                                       Name:  Robert S. Pick
                                       Title: Senior Vice President

                                                                       EXHIBIT A

                              VALUATION GUIDELINES

(a) Valuation of the Offered Interest will be based upon the fully distributed public market value of the common equity of TWE assuming TWE was a corporation and all such common equity was represented by a single class of common stock. Such valuation will be determined without regard to offering discounts or any discount in respect of liquidity, corporate structure (including, without limitation, the fact that TWE is a partnership and that the stake is a minority interest) or tax liability from any allocation of taxable income in respect of the Offered Interest, and will assume, notwithstanding any facts to the contrary, that TWE is not to be liquidated in the near future; provided that if TWE is in fact in the process of being liquidated or is to be liquidated in the near future, the valuation shall take into account any economic circumstances leading to such liquidation.

(b) Any debt and preferred equity of TWE or any comparable company will be measured at book value for purposes of preparing the valuation.

(c) The appraisers will rely on the current public trading values of a group of not more than 3 companies which are comparable to TWE (businesses engaged in the same business, with similar scale, credit quality and capital structures).

(d) For purposes of determining a cable-only multiple, the value of the non-cable assets shall be determined as the amount reflected in the relevant company's publicly traded share price as a result of the ownership of such assets.

(e) In calculating the value, the appraisers shall disregard any guarantees by TWE or its Subsidiaries of debt or other obligations of the Company or any of its Subsidiaries or by the Company or any of its Subsidiaries of debt or other obligations of TWE or its Subsidiaries.